EXHIBIT NO. 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 13, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of ProsoftTraining on Form 10-K for the year ended July 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of ProsoftTraining on Form S-3 (File Nos. 333-40982, 333-30336, 333-35249, 333-28993, 333-11247, 333-53000, 333-57764, 333-64196 and 333-76984) and on Form S-8 (File No. 333-19477, 333-67425, 333-51360 and 333-53472).

/s/    GRANT THORNTON LLP

Dallas, Texas
November 12, 2002